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                                                                   Exhibit 10.13

                           THE NACCO INDUSTRIES, INC.
                              UNFUNDED BENEFIT PLAN

                 (AS AMENDED AND RESTATED AS OF JANUARY 1, 2005)

NACCO NQ/Unfunded Restatement

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                             NACCO INDUSTRIES, INC.
                              UNFUNDED BENEFIT PLAN

          NACCO Industries, Inc. (the "Company") does hereby amend and restate the NACCO Industries, Inc. Unfunded Benefit Plan on the terms and conditions described hereinafter, effective as of January 1, 2005.

                            ARTICLE I. INTRODUCTION

Section 1.01 Effective Date. The effective date of this restatement of the Plan is January 1, 2005.

Section 1.02 Purpose of the Plan. The purpose of this Plan is to provide for certain Employees the benefits they would have received under the Profit Sharing Plan but for (a) the dollar limitation on Compensation taken into account under the Profit Sharing Plan as a result of Section 401(a)(17) of the Code, (b) the limitations imposed under Section 415 of the Code, and (c) the limitations under Sections 402(g), 401(k)(3) and 401(m) of the Code.

Section 1.03 Governing Law. This Plan shall be regulated, construed and administered under the laws of the State of Ohio, except when preempted by federal law.

Section 1.04 Gender and Number. For purposes of interpreting the provisions of this Plan, the masculine gender shall be deemed to include the feminine, the feminine gender shall be deemed to include the masculine, and the singular shall include the plural unless otherwise clearly required by the context.

Section 1.05 American Jobs Creation Act (AJCA).

     (a) The following Sub-Accounts (collectively, the "Pre-2005 Sub-Accounts") (and all earnings thereon) are "grandfathered" under Section 409A of the Code, as enacted by AJCA) and, as such, will continue to be governed by the law applicable to nonqualified deferred compensation prior to the enactment of code Section 409A: (i) amounts allocated to a Participant's Excess 401(k) Sub-Account as of December 31, 2004 (the "Pre-2005 Excess 401(k) Sub-Account"); (ii) amounts allocated to a Participant's Excess Matching Sub-Account as of December 31, 2004 (the "Pre-2005 Excess Matching Sub-Account") and (iii) amounts allocated to the Excess Profit Sharing Sub-Account for pre-2005 Plan Years (including the amount that was credited in 2005 for the 2004 Plan
          Year) (the "Pre-2005 Excess Profit Sharing Sub-Account").

     (b) The following Sub-Accounts (collectively, the "Post-2004 Sub-Accounts") (and all earnings thereon) are subject to the provisions of Code Section 409A, as enacted by the AJCA: (i) amounts credited to the Excess 401(k) Sub-Account for periods on or after January 1, 2005 (the "Post-2004 Excess 401(k) Sub-Account"); (ii) amounts credited to the Excess Matching Sub-Account for periods on or after January 1, 2005 (the "Post-2004 Excess Matching Sub-Account") and (iii) amounts credited to the Excess Profit Sharing Sub-Account for the 2005 Plan Year and beyond (beginning with amounts credited in 2006 for the 2005 Plan Year). It is intended that the provisions of the Plan

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          that relate to the Post-2004 Sub-Accounts be administered in accordance with the requirements of Code Section 409A so as to prevent the inclusion in gross income of any amount credited to the Participant's Post-2004 Sub-Accounts hereunder in a taxable year that is prior to the taxable year or years in which such amounts would otherwise actually be distributed or made available to the Participants.

                            ARTICLE II. DEFINITIONS

     Except as otherwise provided in this Plan, terms defined in the Profit Sharing Plan as it may be amended from time to time shall have the same meanings when used herein, unless a different meaning is clearly required by the context of this Plan. In addition, the following words and phrases shall have the following respective meanings for purposes of this Plan.

Section 2.01 Account shall mean the record maintained by the Employer in accordance with Section 4.01 as the sum of the Participant's Excess Retirement Benefits hereunder. The Participant's Account shall be further divided into the Sub-Accounts described in Section 1.05 hereof.

Section 2.02 Beneficiary shall mean the person or persons designated by the Participant as his Beneficiary under this Plan, in accordance with the provisions of Article VIII hereof.

Section 2.03 Bonus shall mean any bonus under any annual bonus plan that would be taken into account as Compensation under the Profit Sharing Plan, which is earned with respect to services performed by a Participant during a Plan Year (whether or not such Bonus is actually paid to the Participant during such Plan
Year). An election to defer a Bonus under this Plan must be made before the period in which the services are performed that gives rise to such Bonus.

Section 2.04 Company shall mean NACCO Industries, Inc. or any entity that succeeds NACCO Industries, Inc. by merger, reorganization or otherwise.

Section 2.05 Compensation shall have the same meaning as under the Profit Sharing Plan, except that (a) Compensation shall be deemed to include (i) the amount of compensation deferred by the Participant under this Plan and (ii) amounts in excess of the limitation imposed by Code Section 401(a)(17) and (b) Compensation shall be deemed to exclude cash compensation that is paid for special perquisites, such as country club dues and company plane allowances. Notwithstanding the foregoing, (1) cash allowances in lieu of general perquisites that are paid to substantially all Participants shall be included in the definition of Compensation hereunder and (2) the timing and crediting of Bonuses hereunder shall be as specified in Section 3.02.

Section 2.06 Disability or Disabled. A Participant shall be deemed to have a "Disability" or be "Disabled" if the Participant is determined to be totally disabled by the Social Security Administration or if the Participant (a) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve months, or (b) is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than


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twelve months, receiving income replacement benefits for a period of not less than three months under an Employer-sponsored accident and health plan.

Section 2.07 Employer shall mean the Company and NACCO Services, LLC.

Section 2.08 Excess Retirement Benefit or Benefit shall mean an Excess Profit Sharing Benefit, Excess 401(k) Benefit or Excess Matching Benefit (as described in Article III) that is payable to or with respect to a Participant under this Plan.

Section 2.09 Fixed Income Fund shall mean the Stable Asset Fund under the Profit Sharing Plan or any equivalent fixed income fund thereunder which is designated by the NACCO Industries, Inc. Retirement Funds Investment Committee as the successor to the Stable Asset Fund.

Section 2.10 401(k) Employee shall mean an Employee of an Employer who is a Participant in the Profit Sharing Plan who is eligible to receive Before-Tax Contributions and Matching Employer Contributions thereunder.

Section 2.11 Insolvent. For purposes of this Plan, an Employer shall be considered Insolvent at such time as it (a) is unable to pay its debts as they mature, or (b) is subject to a pending voluntary or involuntary proceeding as a debtor under the United States Bankruptcy Code.

Section 2.12 Key Employee shall mean a key employee, as defined in Section 416(i) of the Code (without regard to paragraph (5) thereof) of an Employer (as long as the stock of the Company is publicly traded on an established securities market or otherwise on the date of the Employee's Termination of Employment Key Employees are identified on a Controlled Group-wide basis and include non-resident alien Employees (whether or not such Employees are eligible to participate in the Plan). The selected identification date for Key Employees is December 31st. As such, any Employee who is classified by the Company as a Key Employee as of December 31st of a particular Plan Year shall maintain such classification for the 12-month period commencing on the following April 1st. The Company shall have the sole and absolute discretion to classify Employees as Key Employees hereunder. To the extent determined by the Company, such classification may include up to 75 highly compensated Employees (including some who do not meet the statutory requirements of a Key Employee) as long as such determination is made in a consistent, reasonable and good faith manner.

Section 2.13 Participant.

     (a) For purposes of Section 3.01 of the Plan, the term "Participant" means an Employee who is a Participant in the profit sharing portion of the Profit Sharing Plan (i) whose profit sharing benefit for a Plan Year is limited by the application of Section 401(a)(17) or 415 of the Code and (ii) whose total annual compensation from the Controlled Group for such Plan Year was at least $115,000.

     (b) For purposes of Sections 3.02 and 3.03 of the Plan, the term "Participant" means a 401(k) Employee (i) who is unable to make all of the Before-Tax Contributions that he has elected to make to the Profit Sharing Plan, or is unable to receive the maximum amount of Matching Employer Contributions under the Profit Sharing Plan because of the


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          limitations of Section 402(g), 401(a)(17), 401(k)(3) and 401(m) of the
          Code, and (ii) whose total annual compensation from the Controlled Group for the Plan Year in which a deferral election is required is at least $115,000.

     (c) The term "Participant" shall also include any other person who has an Account balance hereunder or who was defined as a participant in a prior version of the Plan.

Section 2.14 Plan shall mean the NACCO Industries, Inc. Unfunded Benefit Plan, as herein set forth or as duly amended.

Section 2.15 Plan Administrator shall mean the NACCO Industries, Inc. Benefits Committee (the "Benefits Committee").

Section 2.16 Plan Year shall mean the calendar year.

Section 2.17 Prior Plan shall mean the NACCO Materials Handling Group, Inc. Unfunded Benefit Plan (for the period from January 1, 1995 through August 31,
2000) and The North American Coal Corporation Deferred Compensation Plan for Management Employees (for the period prior to January 1, 1995).

Section 2.18 Profit Sharing Employee shall mean an Employee of an Employer who is a participant in the Profit Sharing Plan and who is eligible for Profit Sharing Contributions.

Section 2.19 Profit Sharing Plan shall mean the NACCO Materials Handling Group, Inc. Profit Sharing Retirement Plan or any successor thereto.

Section 2.20 ROTCE shall mean the Company's consolidated return on total capital employed for the applicable time period, as determined by the Company for purposes of the Company's Annual Incentive Compensation Plan as in effect for a particular Plan Year.

Section 2.21 Termination of Employment means a separation of service as defined under Code Section 409A (and the regulations and other guidance issued thereunder).

Section 2.22 Unforeseeable Emergency shall mean an event that results in a severe financial hardship to the Participant as a consequence of (a) an illness or accident of the Participant, the Participant's spouse or a dependent within the meaning of Code Section 152(a), (b) loss of the Participant's property due to casualty or (c) other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant.

Section 2.23 Valuation Date shall mean the last day of each Plan Year and any other date chosen by the Plan Administrator.


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                                  ARTICLE III.
                           EXCESS RETIREMENT BENEFITS

Section 3.01 Excess Profit Sharing Benefits.

     (a) In General. Each Employer shall credit to a Sub-Account (the "Excess Profit Sharing Sub-Account") established for each Participant who is both an Employee of such Employer and a Profit Sharing Employee, an amount equal to the excess, if any, of (i) the amount of the Employer's Profit Sharing Contribution which would have been made to the profit sharing portion of the Profit Sharing Plan on behalf of the Participant if (1) such Plan did not contain the limitations imposed under Sections 401(a)(17) and 415 of the Code and (2) the term "Compensation" (as defined in Section 2.05 hereof) were used for purposes of determining the amount of profit sharing contributions under the Profit Sharing Plan, over (ii) the amount of the Employer's Profit Sharing Contribution that is actually made to such Plan on behalf of the Participant for such Plan Year (the "Excess Profit Sharing Benefits").

     (b) Minimum Benefit. Notwithstanding the foregoing, the Account balance of a Participant who was a participant in the Prior Plan shall in no event be less than the amount credited to such Participant's account under the Prior Plan.

Section 3.02 Basic and Additional Excess 401(k) Benefits.

     (a) Amount of Excess 401(k) Benefits. Each 401(k) Employee who is a Participant may, on or prior to each December 31st, by completing an approved deferral election form, direct his Employer to reduce his Compensation for the next Plan Year, by an amount equal to the difference between (i) a specified percentage, in 1% increments, with a maximum of 25%, of his Compensation for the Plan Year, and (ii) the maximum Before-Tax Contributions actually permitted to be contributed for him to the Profit Sharing Plan for such Plan Year by reason of the application of the limitations under Sections 402(g), 401(a)(17) and 401(k)(3) of the Code. All amounts deferred under this Section shall be referred to herein collectively as the "Excess 401(k) Benefits." Notwithstanding the foregoing, a 401(k) Employee's direction to reduce a Bonus earned during a particular Plan Year shall be made no later than December 31st of the Plan Year preceding the Plan Year in which the Bonus commences to be earned (subject to the AJCA transitional rules for Bonuses that were paid in 2005.

     (b) Classification of Excess 401(k) Benefits. The Excess 401(k) Benefits for a particular Plan Year shall be calculated monthly and shall be further divided into the "Basic Excess 401(k) Benefits" and the "Additional Excess 401(k) Benefits" as follows:

          1) The Basic Excess 401(k) Benefits shall be determined by multiplying each Excess 401(k) Benefit by a fraction, the numerator of which is the lesser of the percentage of Compensation elected to be deferred in the deferral election form for such Plan Year or 7% and the denominator of which is the percentage of Compensation elected to be deferred; and


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          2)   The Additional Excess 401(k) Benefits (if any) shall be
               determined by multiplying each Excess 401(k) Benefit by a fraction, the numerator of which is the difference between (1) the percentage of Compensation elected to be deferred in the deferral election form for such Plan Year and (2) 7%, and the denominator of which is the percentage of Compensation elected to be deferred.

          3) The Basic Excess 401(k) Benefits shall be credited to the Basic Excess 401(k) Sub-Account under this Plan and the Additional Excess 401(k) Benefits shall be credited to the Additional Excess 401(k) Sub-Account hereunder.

     (c) Consequences of Deferral Elections. Any direction by a Participant to defer Compensation under Subsection (a) shall be effective with respect to Compensation otherwise payable to the Participant for the Plan Year for which the deferral election form is effective and the Participant shall not be eligible to receive such Compensation. Instead such amounts shall be credited to the Participant's Excess 401(k) Sub-Account hereunder. Any such direction shall be irrevocable with respect to Compensation earned for such Plan Year, but shall have no effect on Compensation that is earned in subsequent Plan Years. A new deferral election will be required for each Plan Year.

     (d) Payment Date Election. The initial deferral election made by a Participant under this Plan shall also contain the Participant's IRREVOCABLE election regarding the time of the commencement of payment of the Participant's Pre-2005 and/or Post-2004 Excess 401(k) Sub-Account hereunder. The Participant may elect to commence payment of such Sub-Accounts on one of the following dates:

          i) the date on which he ceases to be an Employee of the Controlled Group (or incurs a Termination of Employment for Post-2004 Sub-Accounts),

          ii) January 1 of the year following the date on which he ceases to be an Employee of the Controlled Group (or incurs a Termination of Employment for Post-2004 Sub-Accounts),

          iii) the date on which he attains an age specified in the deferral form,

          iv) January 1 of the year following the date on which he attains an age specified in the deferral form,

          v)   the earlier of any two such dates, or

          vi)  the later of any two such dates (for Pre-2005 Sub-Accounts only).

A Participant may elect a different payment date (choosing among the dates specified above) (i) for his Pre-2005 and Post-2004 Excess 401(k) Sub-Accounts and (ii) for his Pre-2005 or Post-2004 Excess 401(k) Sub-Accounts in the event that his employment is terminated due to a Disability. Such election must also be made on the initial deferral election form. A Participant who does not timely and properly file such an election form shall be deemed to have elected to receive his Excess 401(k) Sub-Account on the date on which the Participant ceases to be an


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Employee of the Controlled Group (for Pre-2005 Sub-Accounts) or incurs a
Termination of Employment (for Post-2004 Sub-Accounts).

     (e) Post-Payment Date Deferrals. In the event that a Participant elects to receive his Post-2004 Excess 401(k) Sub-Account at a specified age (or the earlier of a specified age or Termination of Employment) and the Participant continues to be employed past such date, any additional amounts that are credited to his Post-2004 Excess 401(k) Sub-Account shall automatically be paid to the Participant in a lump sum at his Termination of Employment.

     (f) Automatic Termination of Deferral Elections. The deferral election of a Participant whose eligibility to make Before-Tax Contributions to the Profit Sharing Plan has been involuntarily suspended because he has taken a Hardship withdrawal from such plan shall automatically terminate. Such termination shall be in effect for the remainder of the Plan Year in which he received such Hardship withdrawal (or, if later, the end of the Plan Year that includes the end of his period of suspension from the Profit Sharing Plan). As a result, the Participant shall be required to reenroll in this Plan effective as of the next applicable January 1st.

Section 3.03 Excess Matching Benefits. A 401(k) Employee who is a Participant shall have credited to his Basic Excess Matching Sub-Account an amount equal to the Matching Employer Contributions attributable to the Basic Excess 401(k) Benefits that he is prevented from receiving under the Profit Sharing Plan because of the limitations of Code Sections 402(g), 401(a)(17), 401(k)(3) and 401(m) of the Code (the "Excess Matching Benefits"). Payment of the Participant's Excess Matching Sub-Account shall be made at the same time and in the same form as the payment of the Participant's corresponding Excess 401(k) Sub-Account.

                                  ARTICLE IV.
                                   ACCOUNTS

Section 4.01 Participants' Accounts. Each Employer shall establish and maintain on its books an Account for each Participant who is an Employee of the Employer which shall contain the following entries:

     (a) Credits to an Excess Profit Sharing Sub-Account for the Excess Profit Sharing Benefits described in Section 3.01, which shall be credited to the Sub-Account at the time the Profit Sharing Contributions are otherwise credited to Participants' accounts under the Profit Sharing Plan.

     (b) Credits to a Basic or Additional Excess 401(k) Sub-Account for the Basic and Additional Excess 401(k) Benefits described in Section 3.02, which shall be credited to the Sub-Account when a 401(k) Employee is prevented from making a Before-Tax Contribution under the Profit Sharing Plan.

     (c) Credits to a Basic Excess Matching Sub-Account for the Basic Excess Matching Benefits described in Section 3.03, which amounts shall be credited to the Sub-Account


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          when a 401(k) Employee is prevented from receiving Matching Employer
          Contributions under the Profit Sharing Plan.

     (d) Credits to the appropriate Sub-Account of each Participant of the amount of any and all liabilities of the Employer under the Prior Plan that were transferred to this Plan.

     (e) Credits to all Sub-Accounts for the earnings described in Article V, which shall continue until the such Sub-Accounts have been distributed to the Participant or his Beneficiary.

     (f) Debits for any distributions made from the Sub-Accounts and any amounts forfeited under Section 7.02(d).

     (g) The Employers shall make the above-described credits and debits to the Participant's Pre-2005 Sub-Accounts or the Post-2004 Sub-Accounts, as applicable, in accordance with Code Section 409A.

                                   ARTICLE V.
                                   EARNINGS

Section 5.01 Earnings on Basic Sub-Accounts and Profit Sharing Sub-Accounts.

     (a) Subject to Subsection (b) and Section 5.03, at the end of each calendar month during a Plan Year, the Excess Profit Sharing Sub-Account, Basic Excess 401(k) Sub-Account and Basic Excess Matching Sub-Account of each Participant shall be credited with an amount determined by multiplying such Participant's average Sub-Account balance during such month by the blended rate earned during such month by the Fixed Income Fund. Notwithstanding the foregoing, in the event that the ROTCE determined for such Plan Year that is applicable to the Participant exceeds the rate credited to the Sub-Accounts under the preceding sentence, such Sub-Accounts shall retroactively be credited with the difference between (i) the amount determined under the preceding sentence, and (ii) the amount determined by multiplying the Participant's average Sub-Account balance during each month of such Plan Year by the ROTCE determined for such Plan Year, compounded monthly.

     (b) The ROTCE calculation described in Subsection (a) shall be made during the month in which the Participant terminates employment and shall be based on the year-to-date ROTCE for the month ending prior to the date the Participant terminated employment, as calculated by the Company. For any subsequent month following termination, such ROTCE calculation shall not apply. The Fixed Income Fund calculation described above for the month in which the Participant receives a distribution from his Sub-Account shall be based on the blended rate earned during the preceding month by the Fixed Income Fund.

Section 5.02 Earnings on Additional Excess 401(k) Sub-Account. Subject to
Section 5.03, at the end of each calendar month during the Plan Year, the Additional Excess 401(k) Sub-Account of each Participant shall be credited with an amount determined by multiplying such Participant's average Sub-Account balance during such month by the blended rate earned during such month by the Fixed Income Fund. The earnings calculation for the month in which the Participant


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receives a distribution from his Sub-Account shall be based on the blended rate earned during the preceding month by the Fixed Income Fund.

Section 5.03 Changes in/Limitations on Earnings Assumption.

     (a) To the extent not prohibited by Code Section 409A, the Company (with the approval or ratification of the Benefits Committee may change (but not suspend) the earnings rate credited on Accounts under the Plan at any time.

     (b) Notwithstanding any provision of the Plan to the contrary, in no event will earnings on Accounts for a Plan Year be credited at a rate that exceeds 14%.

                                   ARTICLE VI.
                                     VESTING

Section 6.01 Vesting. A Participant shall always be 100% vested in all amounts credited to his Account hereunder.

                                  ARTICLE VII.
                    DISTRIBUTION OF BENEFITS TO PARTICIPANTS

Section 7.01 Excess Profit Sharing Benefits.

     (a) Pre-2005 Excess Profit Sharing Sub-Account. The Pre-2005 Excess Profit Sharing Sub-Account payable to a Participant shall be paid in the form of a single lump sum payment on the date of his termination of employment with the Controlled Group.

     (b) Post-2004 Excess Profit Sharing Sub-Account. The Post-2004 Excess Profit Sharing Sub-Account payable to a Participant shall be paid in the form of a single lump sum payment on the later of (i) his Termination of Employment or (ii) the date on which all amounts allocable to the Participant's Post-2004 Excess Profit Sharing Sub-Account for the year of such termination have been credited to such Sub-Account.

Section 7.02 Excess 401(k) Sub-Account and Excess Matching Sub-Account.

     (a) Timing. The Excess 401(k) Sub-Account and the Excess Matching Sub-Account shall be paid (or commence to be paid) to the Participant on the date elected (or deemed elected) in the Participant's initial deferral election form (as provided in Section 3.02).

     (b)  Form of Payment.

          a) Pre-2005 Excess 401(k) and Matching Sub-Accounts. The Pre-2005 Excess 401(k) and Matching Sub-Accounts will be distributed to the Participant in the form of ten annual installments. All installment payments under the Plan will be based on the combined value of the Sub-Accounts on the Valuation Date immediately preceding the date such installment is to be paid, with each installment being a fraction of such value in which the numerator is one and the denominator is the total number of remaining installments to be paid. The first installment payment will be paid as soon


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               as practicable after the designated payment date, with each additional installment being paid in the month of January of each succeeding calendar year. Installment payments under the Plan will be classified as a single payment for purposes of Section 409A of the Code. Notwithstanding the foregoing, the Participant may elect to receive the amount credited to his Pre-2005 Excess 401(k) and Excess Matching Sub-Accounts in the form of a single lump sum payment or in annual installments for a period of less than 10 years by filing a notice in writing, signed by the Participant and filed with the Plan Administrator while the Participant is alive and at least one year prior to the designated payment date. (A single form of payment must be elected for both such Sub-Accounts.) Any such election of the form of benefit may be changed at any time and from time to time, without the consent of any other person, by filing a later election in writing that is signed by the Participant and filed with the Plan Administrator while the Participant is alive and at least one year prior to the designated payment date. Any such lump sum payment shall be paid as soon as practicable following the designated payment date.

          b) Post-2004 Excess 401(k) and Excess Matching Sub-Accounts. Except for amounts described in Section 3.02(e), the Participant shall elect a form of payment for his Post-2004 Excess 401(k) Sub-Account (which shall automatically apply to his Post-2004 Excess Matching Sub-Account) prior to December 31, 2004 (or in his initial deferral election form that is filed when the Plan first becomes applicable to him, if later). He may elect to receive such Sub-Account in the form of a lump sum payment or in the form of annual installment payments (for 10 or fewer years), with the installment payments (if any) being calculated in accordance with the rules specified above. If the Participant does not make a timely election regarding the form of payment, his Post-2004 Excess 401(k) Sub-Account and Post-2004 Excess Matching Sub-Account shall be distributed in the form of a single lump sum payment. Once made, the election (or deemed election) of the form of payment shall be irrevocable except as specified in the following sentences. Notwithstanding the foregoing, a Participant may change his form of payment election (or deemed election) for his Post-2004 Excess 401(k) Sub-Account and Post-2004 Excess Matching Sub-Account by filing a subsequent notice in writing, signed by the Participant and filed with the Plan Administrator. However, such election will not be effective unless (A) it is made not less than twelve months prior to the date that distribution would have been made absent such election,
               (B) the previously elected payment date is automatically delayed for a period of five years (except for payments made on account of death or Disability), (C) such election will not take effect until at least twelve months after the date on which the election is made and (D) unless otherwise permitted under Code Section 409A, the election does not accelerate the payment.

     (c) Unforeseeable Emergency Distributions. Notwithstanding the foregoing, the Plan Administrator may at any time, upon written request of the Participant, cause to be paid to such Participant an amount equal to all or any part of the Participant's Excess 401(k)Sub-Account and/or Excess Matching Sub-Account if the Plan Administrator determines, in its absolute discretion based on such reasonable evidence that it shall require, that such a payment or payments is necessary for the purpose of alleviating the


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          consequences of an Unforeseeable Emergency occurring with respect to the Participant. Payments made on account of an Unforeseeable Emergency shall be permitted only to the extent the amount does not exceed the amount reasonably necessary to satisfy the emergency need (plus an amount necessary to pay taxes or penalties reasonably anticipated as a result of the distribution) and may not be made to the extent such Unforeseeable Emergency is or may be relieved through reimbursement or compensation by insurance or otherwise or by liquidation of the Participant's assets (to the extent such liquidation would not itself cause severe financial hardship). Unforeseeable Emergency distributions shall be paid to the Participant in the form of a lump sum payment after such distribution request is approved and processed by the Plan Administrator.

     (d) Withdrawals Subject to 10% Penalty. Notwithstanding any provision of the Plan to the contrary, (i) a Participant who is an Employee may, at any time (and from time to time) elect in writing to receive a withdrawal of 100% of his Pre-2005 Additional Excess 401(k) Sub-Account and (ii) Participants who have ceased to be Employees of the Controlled Group may also elect to receive a withdrawal of 100% of their Pre-2005 Basic Excess 401(k) Sub-Account and/or 100% of their Pre-2005 Basic Excess Matching Sub-Account. Withdrawals under this Subsection (d) shall be equal to entire value of the Sub-Account as of the Valuation Date preceding the payment date, less 10%, and shall be paid to the Participant in the form of a lump sum payment after such withdrawal request is approved and processed by the Plan Administrator. Such 10% reduction shall be treated as a forfeiture hereunder and shall immediately be subtracted from the applicable Sub-Account, never to be restored.

Section 7.03 Other Payment Rules and Restrictions.

     (a) Payments From 2004 Sub-Accounts Violating Contractual Requirements. Notwithstanding any provision of the Plan to the contrary, the payment of all or any portion of the amounts payable hereunder from a Participant's Post-2004 Sub-Accounts will be deferred to the extent that the Employer reasonably anticipates that the making of such payment would violate a term of a loan agreement or other similar contract to which the Employer is a party and the violation will cause material harm to the Employer. The deferred amount shall become payable at the earliest date at which the Employer reasonably anticipates that making the payment will not cause such violation, or such violation will not cause material harm to the Employer.

     (b) Payments Violating Applicable Law. Notwithstanding any provision of the Plan to the contrary, the payment of all or any portion of the amounts payable hereunder will be deferred to the extent that the Employer reasonably anticipates that the making of such payment would violate Federal securities laws or other applicable law (provided that the making of a payment that would cause income taxes or penalties under the Code shall not be treated as a violation of applicable law). The deferred amount shall become payable at the earliest date at which the Employer reasonably anticipates that making the payment will not cause such violation.

     (c) Small Sub-Accounts. Notwithstanding any provision of the Plan to the contrary, (i) in the event that the sum of a Participant's Pre-2005 Sub-Account balances do not exceed

          $10,000 on the date of the Participant's termination of employment with the Controlled Group, such Sub-Accounts shall automatically be paid to him in a single lump sum payment on the date of his termination of employment with the Controlled Group and (ii) in the event that the sum of a Participant's Post-2004 Sub-Account balances (plus any other amounts that are required to be aggregated therewith under Code Section 409A) do not exceed $10,000 on the date of the Participant's Termination of Employment, such Sub-Accounts shall automatically be paid to him in a single lump sum payment at the latest of (A) the date of his Termination of Employment, (B) the date on which all amounts allocable to the Participant's Account for the year of such termination have been credited to such Sub-Accounts (but in no event later than March 15th of the year following his Termination of Employment) or (C) the end of the 6-month period described in Subsection (f) below for Key Employees.

     (d) Insolvency. Notwithstanding any provision of the Plan to the contrary, an Employer shall not be required to make any payment hereunder to any Participant or Beneficiary if the Employer is Insolvent at the time such payment is due to be made or if the payment would jeopardize the solvency of the Employer; provided that the payment shall be made during the first calendar year in which the funds of the Employer are sufficient to make the payment without jeopardizing the solvency of the Employer.

     (e) Key Employees. Notwithstanding any provision of the Plan to the contrary, distributions of Post-2004 Sub-Accounts to Key Employees made on account of a Termination of Employment for reasons other than Disability may not be made before the date that is six months after such Termination of Employment (or, if earlier, the date of death) except for payments made on account of (i) a QDRO (as specified in Section 9.05) or (ii) a conflict of interest or the payment of FICA taxes (as specified in Subsection (h) below). Any Benefits that are otherwise payable to the Key Employee during the 6-month period following his Termination of Employment shall be accumulated and paid in a lump sum make-up payment as soon as practicable following the end of such 6-month period.

     (f) Time of Payment/Processing. All payments under the Plan shall be made on, or as soon as practicable after, the specified payment date (and, in any event, no later than December 31 of the year that includes the specified payment date or, if later, by the 15th day of the third calendar month following the specified payment date). Notwithstanding the foregoing, if the calculation of the amount payable from the Post-2004 Sub-Accounts is not administratively practicable due to events beyond the control of the Employer and the Participant, the payment shall be made during the first calendar year in which the payment is administratively practicable.

     (g) Acceleration of Payments. Notwithstanding any provision of the Plan to the contrary, payments from Post-2004 Sub-Accounts hereunder may be accelerated (i) to the extent necessary to comply with a certificate of divestiture (as defined in Code Section 1043(b)(2)) or (ii) to the extent necessary to pay the FICA taxes imposed on Benefits hereunder under Code Section 3101, and the income withholding taxes related thereto. Payments may also be accelerated if the Plan (or a portion thereof) fails to satisfy the requirements of Code Section 409A; provided that the amount of such payment may not exceed the amount required to be included as income as a result of the failure to comply with Code Section 409A.

                                  ARTICLE VIII.
                                  BENEFICIARIES

Section 8.01 Beneficiary Designations. A designation of a Beneficiary hereunder may be made only by an instrument (in form acceptable to the Plan Administrator) signed by the Participant and filed with the Plan Administrator prior to the Participant's death. Separate Beneficiary designations may be made for (i) the Excess 401(k) and Matching Benefits and (ii) the Excess Profit Sharing Benefits. In the absence of such a designation and at any other time when there is no existing Beneficiary designated hereunder, the Beneficiary of a Participant for his Excess Retirement Benefits shall be his beneficiary under the Profit Sharing Plan. A person designated by a Participant as his Beneficiary who or which ceases to exist shall not be entitled to any part of any payment thereafter to be made to the Participant's Beneficiary unless the Participant's designation specifically provided to the contrary. If two or more persons designated as a Participant's Beneficiary are in existence with respect to a single Sub-Account, the amount of any payment to the Beneficiary under this Plan shall be divided equally among such persons unless the Participant's designation specifically provides for a different allocation.

Section 8.02 Change in Beneficiary. A Participant may, at any time and from time to time, change a Beneficiary designation hereunder without the consent of any existing Beneficiary or any other person. A change in Beneficiary hereunder may be made regardless of whether such a change is also made under the Profit Sharing Plan. Any change in Beneficiary shall be made by giving written notice thereof to the Plan Administrator and any change shall be effective only if received prior to the death of the Participant.

Section 8.03 Distributions to Beneficiaries. Excess Retirement Benefits payable to a Participant's Beneficiary shall be equal to the balance in the applicable Sub-Account of such Participant on the Valuation Date preceding the date of the distribution of the Sub-Account to the Beneficiary. Excess Retirement Benefits payable to a Beneficiary shall be paid in the form of a lump sum payment made as soon as practicable following the death of the Participant.

                                   ARTICLE IX.
                                  MISCELLANEOUS

Section 9.01 Expenses. Expenses of administering the Plan shall be paid by the Employers, as directed by the Company.

Section 9.02 Limitation on Rights of Participants and Beneficiaries - No Lien. This Plan is designed to be an unfunded, nonqualified plan. Nothing contained herein shall be deemed to create a trust or lien in favor of any Participant or Beneficiary on any assets of an Employer. The Employers shall have no obligation to purchase any assets that do not remain subject to the claims of the creditors of the Employers for use in connection with the Plan. No Participant or Beneficiary or any other person shall have any preferred claim on, or any beneficial ownership interest in, any assets of the Employers prior to the time that such assets are paid to the

Participant or Beneficiary as provided herein. Each Participant and Beneficiary shall have the status of a general unsecured creditor of his Employer.

Section 9.03 No Guarantee of Employment. Nothing in this Plan shall be construed as guaranteeing future employment to Participants. A Participant continues to be an Employee of an Employer solely at the will of the Employer subject to discharge at any time, with or without cause.

Section 9.04 Payment to Guardian. If a Benefit payable hereunder is payable to a minor, to a person declared incompetent or to a person incapable of handling the disposition of his property, the Plan Administrator may direct payment of such Benefit to the guardian, legal representative or person having the care and custody of such minor, incompetent or person. The Plan Administrator may require such proof of incompetency, minority, incapacity or guardianship as it may deem appropriate prior to distribution of the benefit. Such distribution shall completely discharge the Employers from all liability with respect to such Benefit.

Section 9.05 Anti-Assignment/Early Payment in the Event of a QDRO.

     (a) No right or interest under this Plan of any Participant or Beneficiary shall be assignable or transferable in any manner or be subject to alienation, anticipation, sale, pledge, encumbrance or other legal process or in any manner be liable for or subject to the debts or liabilities of the Participant or Beneficiary.

     (b) Notwithstanding any provision of the Plan to the contrary, the Plan Administrator shall honor a "qualified domestic relations order"
          (QDRO) from a state domestic relations court that requires the payment of all or a part of a Participant's or Beneficiary's Account under this Plan to an "alternate payee" as defined in Code Section 414(p).

Section 9.06 Severability. If any provision of this Plan or the application thereof to any circumstance(s) or person(s) is held to be invalid by a court of competent jurisdiction, the remainder of the Plan and the application of such provision to other circumstances or persons shall not be affected thereby.

Section 9.07 Effect on other Benefits. Benefits payable to or with respect to a Participant under the Profit Sharing Plan or any other Employer sponsored (qualified or nonqualified) plan, if any, are in addition to those provided under this Plan.

                                   ARTICLE X.
                             ADMINISTRATION OF PLAN

Section 10.01 Administration. The Plan shall be administered by the Plan Administrator. The Plan Administrator shall have discretion to interpret where necessary all provisions of the Plan (including, without limitation, by supplying omissions from, correcting deficiencies in, or resolving inconsistencies or ambiguities in, the language of the Plan), to make factual findings with respect to any issue arising under the Plan, to determine the rights and status under the Plan of Participants or other persons, to resolve questions (including factual questions) or disputes arising under the Plan and to make any determinations with respect to the benefits payable under the Plan and the persons entitled thereto as may be necessary for the purposes of the Plan. Without limiting the generality of the foregoing, the Plan Administrator is hereby granted the authority (i) to determine whether a particular employee is a Participant, and (ii) to determine if a person is entitled to Benefits hereunder and, if so, the amount and duration of such Benefits. The Plan Administrator's determination of the rights of any person hereunder shall be final and binding on all persons, subject only to the provisions of Sections 10.03 and 10.04 hereof. The Plan Administrator may delegate any of its administrative duties, including, without limitation, duties with respect to the processing, review, investigation, approval and payment of Benefits, to a named administrator or administrators.

Section 10.02 Regulations. The Plan Administrator shall promulgate any rules and regulations it deems necessary in order to carry out the purposes of the Plan or to interpret the provisions of the Plan; provided, however, that no rule, regulation or interpretation shall be contrary to the provisions of the Plan. The rules, regulations and interpretations made by the Plan Administrator shall, subject only to the provisions of Sections 10.03 and 10.04 hereof, be final and binding on all persons.

Section 10.03 Claims Procedures. The Plan Administrator shall determine the rights of a person to any Benefits hereunder. Any person who believes that he has not received the Benefits to which he is entitled under the Plan may file a claim in writing with the Plan Administrator. The Plan Administrator shall, no later than 90 days after the receipt of a claim (plus an additional period of 90 days if required for processing, provided that notice of the extension of time is given to the claimant within the first 90 day period), either allow or deny the claim in writing. A denial of a claim by the Plan Administrator, wholly or partially, shall be written in a manner calculated to be understood by the claimant and shall include: (a) the specific reasons for the denial; (b) specific reference to pertinent Plan provisions on which the denial is based;
(c) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and (d) an explanation of the claim review procedure and the time limits applicable thereto (including a statement of the claimant's right to bring a civil action under Section 502(a)of ERISA following an adverse benefit determination on review). A claimant whose claim is denied (or his duly authorized representative) who wants to contest that decision must file with the Plan Administrator a written request for a review of such claim within 60 days after receipt of denial of a claim. If the claimant does not file a request for review of his claim within such 60-day period, the claimant shall be deemed to have acquiesced in the original decision of the Plan Administrator on his claim. If such an appeal is so filed within such 60 day period, the Compensation Committee of the Board of Directors of the Company (or its delegate) shall conduct a full and fair review of such claim. During such review, the claimant shall be given the opportunity to review documents that are pertinent to his claim and to submit issues and comments in writing. For this purpose, the Compensation Committee (or its delegate) shall have the same power to interpret the Plan and make findings of fact thereunder as is given to the Plan Administrator under Section 10.01 above. The Compensation Committee (or its delegate) shall mail or deliver to the claimant a written decision on the matter based on the facts and the pertinent provisions of the Plan within 60 days after the receipt of the request for review (unless special circumstances require an extension of up to 60 additional days, in which case written notice of such extension shall be given to the claimant prior to the commencement of such extension). Such decision shall be written in a manner calculated to be understood by the claimant, shall state the specific reasons for the decision and the specific Plan provisions on which the decision was based and shall, to the extent permitted by law, be final and binding on all interested persons. In addition, the notice of adverse determination shall also include statements that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to the claimant's claim for benefits and a statement of the claimant's right to bring a civil action under Section 502(a) of ERISA.

Section 10.04 Revocability of Prior Action. Any action taken by the Plan Administrator, the Compensation Committee or an Employer with respect to the rights or benefits under the Plan of any person shall be revocable as to payments not yet made to such person. In addition, the acceptance of any Benefits under the Plan constitutes acceptance of and agreement to the Plan Administrator's, Compensation Committee's or the Employer's making any appropriate adjustments in future payments to any person (or to recover from such person) any excess payment or underpayment previously made to him or on his behalf.

Section 10.05 Amendment. The Company (with the approval or ratification of the Benefits Committee) may at any time amend any or all of the provisions of this Plan, except that (a) no such amendment may reduce the amount of any Participant's vested Benefit as of the date of such amendment, and (b) no such amendment may suspend the crediting of earnings on the balance of a Participant's Account, until the entire balance of such Account has been distributed, in either case, without the prior written consent of the affected Participant. Any amendment shall be in the form of a written instrument executed by an officer of the Company. Subject to the foregoing provisions of this Section, such amendment shall become effective as of the date specified in such instrument or, if no such date is specified, on the date of its execution.

Section 10.06 Termination.

     (a) The Company, in its sole discretion, may terminate this Plan at any time and for any reason whatsoever, except that, subject to Subsection
          (b) hereof, (i) no such termination may reduce the amount of any Participant's vested Benefit as of the date of such termination and
          (ii) no such termination may suspend the crediting of earnings on the balance of a Participant's Account, until the entire balance of such Account has been distributed, in either case, without the prior written consent of the affected Participant. Any such termination shall be expressed in the form of a written instrument executed by an officer of the Company with the approval or ratification of the Compensation Committee. Subject to the foregoing provisions of this Section, such termination shall become effective as of the date specified in such instrument or, if no such date is specified, on the date of its execution. Written notice of any termination shall be given to the Participants as soon as practicable after the instrument.

     (b) Notwithstanding anything in the Plan to the contrary, to the extent permitted by Code Section 409A, in the event of a termination of the Plan (or any portion thereof), the Company, in its sole and absolute discretion, shall have the right to change the time and form of distribution of Participants' Excess Retirement Benefits including requiring that all amounts credited to Participant's Account hereunder be immediately distributed in the form of lump sum payments.

                                  ARTICLE XI.
               ADOPTION BY OTHER EMPLOYERS/TRANSFERS OF EMPLOYMENT

Section 11.01 Adoption of Plan by other Employers/Withdrawal.

     (a) Any Controlled Group Member may adopt the Plan with the written consent of the Company (with the approval or ratification of the Benefits Committee). Any such adopting employer must (i) execute an instrument evidencing such adoption and (ii) file a copy of such Instrument with the Plan Administrator. Such adoption may be subject to such terms and conditions as the Company requires or approves. By this adoption of the Plan, Employers other than the Company shall be deemed to authorize the Company to take any actions within the authority of the Company under the terms of the Plan.

     (b) Notwithstanding the foregoing, in the case of any Employer that adopts the Plan and thereafter ceases to exist, ceases to be a Controlled Group Member or withdraws or is eliminated from the Plan, it shall not thereafter be considered an Employer hereunder provided, however, that
          (i) such terminating Employer shall continue to be an Employer for the purposes hereof as to Participants or Beneficiaries to whom it owes obligations hereunder, and (ii) such termination shall be subject to the limitations and other conditions described in Section 10.06, treating the Employer as if it were the Company.

     (c) Any Employer that adopts this Plan may elect separately to withdraw from the Plan and such withdrawal shall constitute a termination of the Plan as to it; provided, however, that (i) such terminating Employer shall continue to be an Employer for the purposes hereof as to Participants or Beneficiaries to whom it owes obligations hereunder, and (ii) such termination shall be subject to the limitations and other conditions described in Section 10.06, treating the Employer as if it were the Company.

Section 11.02 Liability for Payment/Transfers of Employment.

     (a) Subject to the provisions of Subsection (b) hereof, each Employer shall be liable for the payment of the Excess Retirement Benefits that are payable hereunder to or on behalf of its Employees.

     (b) Notwithstanding the foregoing, if an Excess Retirement Benefit payable to or on behalf of a Participant is based on the Participant's employment with more than one Employer the following provisions shall apply:

          (i) Upon a transfer of employment, the Participant's Sub-Accounts shall be transferred from the prior Employer to the new Employer and Excess Retirement Benefits (and earnings) shall continue to be credited to the Sub-Accounts following the transfer (to the extent otherwise required under the terms of the Plan). The last Employer of the Participant shall be responsible for paying the entire amount that is allocated to the Participant's Sub Accounts hereunder; and

          (ii) Notwithstanding the provisions of clause (i), (1) each Employer shall be solely liable for the payment of the amounts credited to a Participant's Account which were earned by the Participant while he was employed by that Employer; (2) each Employer (unless it is Insolvent) shall reimburse the last Employer for its allocable share of the Participant's distribution; (3) if any responsible Employer is Insolvent at the time of distribution, the last Employer shall not be required to make a distribution to the Participant with respect to amounts that are allocable to service with that Employer (until the time specified in Section 7.03(d)); and (4) each Employer shall (to the extent permitted by applicable law) receive an income tax deduction for the Employer's allocable share of the Participant's distribution.

          EXECUTED, this 8th day of February, 2006.

                                        NACCO INDUSTRIES, INC.


                                        By: /s/ Charles A. Bittenbender
                                            ------------------------------------
                                        Title: Vice President, General Counsel
                                               and Secretary
                                               ---------------------------------